UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: August 14, 2018

(Date of earliest event reported)

Garrison Capital Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-00878	90-0900145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 Avenue of the Americas, Suite 914 New York, New York	10104
(Address of Principal Executive Offices)	(Zip Code)

(212) 372-9590

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 1.01. Entry into a Material Definitive Agreement.

On August 14, 2018, Garrison Capital Inc. (the “Company”) entered into the fifth amended and restated investment advisory agreement (the “Fifth Amended and Restated Investment Advisory Agreement”) with Garrison Capital Advisers LLC (the “Adviser”), as investment adviser. The Fifth Amended and Restated Investment Advisory Agreement was previously approved by the Company’s Board of Directors.

The Fifth Amended and Restated Investment Advisory Agreement, which is effective beginning as of August 14, 2018, modifies the base management fee payable to the Adviser to an annual rate of 1.50% of the Company's average gross assets, excluding cash or cash equivalents but including assets purchased with borrowed funds, at the end of each of the two most recently completed calendar quarters; provided, however, the base management fee will be calculated at an annual rate of 1.00% of the average value of the Company’s gross assets, excluding cash or cash equivalents but including assets purchased with borrowed funds, that exceeds the product of (i) 200% and (ii) the Company’s average net assets at the end of each of the two most recently completed calendar quarters.  For the avoidance of doubt, the 200% will be calculated in accordance with the 1940 Act and will give effect to the Company’s exemptive relief with respect to SBIC debentures.

The other commercial terms of the Company’s existing investment advisory relationship with the Adviser, including the incentive fee component, remain unchanged.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Fifth Amended and Restated Investment Advisory Agreement, attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 14, 2018, the Company held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on a proposal to approve the application of the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act of 1940 to the Company, which would permit the Company to double the maximum amount of leverage that it is permitted to incur by reducing the asset coverage requirement applicable to the Company from 200% to 150% (without giving effect to any exemptive relief with respect to SBIC debentures). The issued and outstanding shares of stock of the Company entitled to vote at the Special Meeting consisted of 16,049,352 shares of common stock outstanding on the record date, July 3, 2018. The final voting results from the Special Meeting were as follows:

Proposal. To permit the Company to double the maximum amount of leverage that it is permitted to incur by reducing the asset coverage requirement applicable to the Company from 200% to 150% (without giving effect to any exemptive relief with respect to SBIC debentures).

Votes For	Votes Against	Abstentions
8,116,758	531,016	55,676

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1Fifth Amended and Restated Investment Advisory Agreement dated as of August 14, 2018, by and between Garrison Capital Inc. and Garrison Capital Advisers LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARRISON CAPITAL INC.

Date: August 14, 2018	By:	/s/ Brian Chase
	Name:	Brian Chase
	Title:	Chief Financial Officer